Exhibit 32

Certification of Principal Executive and Financial Officer
Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the Annual Report on Form 10-KSB for the year ended December 31, 2005 (the “Report”) of Fortress America Acquisition Corporation (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Harvey Weiss, President and Chief Executive Officer of the Registrant, hereby certify that:

(1)         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 31, 2006	By:	/s/ Harvey L. Weiss
Harvey L. Weiss
President and Chief Executive Officer
(Principal Executive and Financial Officer)